2
LR00124
Dryden California Municipal     Jennison Sector Funds, Inc.
Fund                                 Jennison Financial
     California Income Series   Services Fund
Dryden Global Real Estate Fund       Jennison Health Sciences
Dryden Global Total Return      Fund
Fund, Inc.                           Jennison Utility Fund
Dryden Government Income Fund,  Jennison Mid-Cap Growth Fund,
Inc.                            Inc.
Dryden High Yield Fund, Inc.    Jennison Value Fund
Dryden Index Series Fund, Inc.  Nicholas-Applegate Fund, Inc.
     Dryden Stock Index Fund    Strategic Partners Opportunity
Dryden Municipal Bond Fund      Funds
     High Income Series              Dryden Strategic Value
     Insured Series             Fund
Dryden National Municipals           Jennison Select Growth
Fund, Inc.                      Fund
Dryden Short-Term Bond Fund,    Target Asset Allocation Funds,
Inc.                            Inc.
     Dryden Short-Term               Target Conservative
Corporate Bond Fund             Allocation Fund
Dryden Small Cap Core Equity         Target Growth Allocation
Fund, Inc.                      Fund
Dryden Tax-Managed Funds             Target Moderate Allocation
                Dryden Large-   Fund
Cap Core Equity Fund             Prudential World Fund, Inc.
Dryden Total Return Bond Fund,       Dryden International
Inc.                            Equity Fund
Jennison 20/20 Focus Fund            Strategic Partners
Jennison Blend Fund, Inc.       International Value Fund
Jennison Natural Resources      Dryden Government Securities
Fund, Inc.                      Trust
                                     Money Market Series
                               MoneyMart Assets, Inc.

Dryden California Municipal Fund
For the fiscal period ended 02/29/08
File number 811-04024

                        SUB-ITEM 77D
        Policies with Respect to Security Investment

     Supplement dated December 4, 2007 to the Prospectus

This supplement amends the Prospectus of each of the Funds referenced above and is in addition to any existing supplement to a Fund's Prospectus.

The subsection of the Prospectus entitled "Qualifying for Class Z Shares," appearing in the section entitled "How to Buy, Sell and Exchange Shares of the Fund" is hereby amended by deleting the existing discussion pertaining to "Institutional Investors" and substituting the following new discussion:

      Institutional       Investors.        Various
      institutional investors may purchase Class  Z
      shares,   including   corporations,    banks,
      governmental  entities,  municipalities,  and
      IRS section 501 entities, such as foundations
      and    endowments.   The   minimum    initial
      investment for such investors is $10 million.
      Institutional  investors are responsible  for
      indicating  their  eligibility  to   purchase
      Class  Z  shares  at  the time  of  purchase.
      Certain  financial intermediaries may require
      that   investments  by  their   institutional
      investor clients in Class Z shares be  placed
      directly  with  the  Fund's  transfer  agent.
      Please  contact the transfer agent  at  (800)
      225-1852 for further details.